UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2014

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.
On August 29, 2014, M-tron Industries, Inc. and Piezo Technology Inc., each a wholly owned subsidiary of The LGL Group, Inc. (the "Company"), paid off and terminated its $1.5 million revolving line of credit entered into on June 30, 2011, with JPMorgan Chase Bank, N.A. (the "Chase Revolving Loan"). The Chase Revolving Loan was secured by a $1.5 million cash collateral deposit which has been released. The Chase Revolving Loan was evidenced by a Master Loan Agreement, dated as of June 30, 2011, First Amendment to Master Loan Agreement, dated as of June 28, 2012, Second Amendment to Master Loan Agreement, dated as of September 28, 2012, Third Amendment to Master Loan Agreement, dated as of September 19, 2013, and Second Renewal Revolving Promissory Note, dated as of June 30, 2013.  The Chase Revolving Loan was scheduled to expire on September 30, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 4, 2014	THE LGL GROUP, INC.

	By:	/s/ R. LaDuane Clifton
		Name:	R. LaDuane Clifton
		Title:	Chief Financial Officer